Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR OF 2021

•
Pzena reports full year 2021 Diluted EPS of $1.00 and fourth quarter 2021 Diluted EPS of $0.24.

•
Assets under management ends the fourth quarter at $52.5 billion.
•
2021 full year revenue increases 44 percent to $199.3 million.
•
Board declares a year-end dividend of $0.53 per share.

NEW YORK, February 1, 2022 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and twelve months ended December 31, 2021 and 2020 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended December 31,
	2021	2020
	(unaudited)
Basic Net Income	$4,821	$4,012
Basic Earnings per Share	$0.28	$0.24

Diluted Net Income	$20,087	$17,646
Diluted Earnings per Share	$0.24	$0.22

	GAAP Basis
	For the Twelve Months Ended December 31,
	2021	2020
	(unaudited)
Basic Net Income	$18,679	$8,874
Basic Earnings per Share	$1.07	$0.52

Diluted Net Income	$83,661	$40,766
Diluted Earnings per Share	$1.00	$0.52

GAAP diluted net income and GAAP diluted earnings per share were $20.1 million and $0.24, respectively, for the three months ended December 31, 2021, and $17.6 million and $0.22, respectively, for the three months ended December 31, 2020. GAAP diluted net income and GAAP diluted earnings per share were $83.7 million and $1.00, respectively, for the twelve months ended December 31, 2021, and $40.8 million and $0.52, respectively, for the twelve months ended December 31, 2020.

In evaluating the results of operations, management also reviews adjusted measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and twelve months ended December 31, 2021 and 2020, no adjustments were made to GAAP earnings. Management uses the as adjusted measures to assess the strength of the underlying operations of the business. It believes the as adjusted measures provide information to further analyze the Company's operations between periods and over time. Furthermore, management targets a cash dividend payout ratio at approximately 60% to 70% of our as adjusted diluted net income, subject to growth initiatives and other funding needs. Investors should consider the as adjusted measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company, is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Separately Managed Accounts
Assets
Beginning of Period	$18.8	$20.0	$13.3	$17.3	$16.4
Inflows	0.5	0.2	0.6	2.0	1.8
Outflows	(0.2)	(1.1)	(0.7)	(2.9)	(1.7)
Net Flows	0.3	(0.9)	(0.1)	(0.9)	0.1
Market Appreciation/(Depreciation)	0.5	(0.1)	3.7	3.6	0.3
Foreign Exchange[1]	(0.2)	(0.2)	0.4	(0.6)	0.5
End of Period	$19.4	$18.8	$17.3	$19.4	$17.3

Sub-Advised Accounts
Assets
Beginning of Period Assets	$29.3	$30.2	$18.0	$23.3	$22.4
Inflows	1.2	1.3	1.0	7.1	5.0
Outflows	(1.1)	(1.7)	(1.2)	(5.0)	(4.6)
Net Flows	0.1	(0.4)	(0.2)	2.1	0.4
Market Appreciation/(Depreciation)	1.2	(0.3)	5.2	5.6	0.2
Foreign Exchange[1]	(0.1)	(0.2)	0.3	(0.5)	0.3
End of Period	$30.5	$29.3	$23.3	$30.5	$23.3

Pzena Funds
Assets
Beginning of Period Assets	$2.7	$2.9	$2.0	$2.7	$2.4
Inflows	0.1	0.1	0.2	0.6	0.5
Outflows	(0.2)	(0.2)	(0.2)	(1.0)	(0.5)
Net Flows	(0.1)	(0.1)	—	(0.4)	—
Market Appreciation/(Depreciation)	—	—	0.6	0.4	0.2
Foreign Exchange[1]	—	(0.1)	0.1	(0.1)	0.1
End of Period	$2.6	$2.7	$2.7	$2.6	$2.7

Total
Assets
Beginning of Period	$50.8	$53.1	$33.3	$43.3	$41.2
Inflows	1.8	1.6	1.8	9.7	7.3
Outflows	(1.5)	(3.0)	(2.1)	(8.9)	(6.8)
Net Flows	0.3	(1.4)	(0.3)	0.8	0.5
Market Appreciation/(Depreciation)	1.7	(0.4)	9.5	9.6	0.7
Foreign Exchange[1]	(0.3)	(0.5)	0.8	(1.2)	0.9
End of Period	$52.5	$50.8	$43.3	$52.5	$43.3

1 Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2021	2021	2020
Separately Managed Accounts	$25,753	$26,016	$20,834
Sub-Advised Accounts	20,400	20,786	13,863
Pzena Funds	4,811	4,820	5,164
Total	$50,964	$51,622	$39,861

		For the Twelve Months Ended
		December 31,	December 31,
		2021	2020
Separately Managed Accounts		$102,841	$74,725
Sub-Advised Accounts		77,214	48,714
Pzena Funds		19,279	15,180
Total		$199,334	$138,619

Revenue was approximately $51.0 million for the fourth quarter of 2021, a decrease of 1.3% from $51.6 million for the third quarter of 2021, and an increase of 27.9% from $39.9 million for the fourth quarter of 2020.

There were $0.1 million of performance fees recognized during the fourth quarter of 2021, compared to less than $0.1 million of performance fees recognized during the third quarter of 2021, and $1.1 million of performance fees recognized during the fourth quarter of 2020.

Average assets under management for the fourth quarter of 2021 were $51.5 billion, decreasing 1.7% from $52.4 billion for the third quarter of 2021, and increasing 36.6% from $37.7 billion for the fourth quarter of 2020. The increase from the fourth quarter of 2020 reflects market appreciation and net inflows.

The weighted average fee rate was 0.396% for the fourth quarter of 2021, remaining relatively flat from 0.394% for the third quarter of 2021, and decreasing from 0.423% for the fourth quarter of 2020.

The weighted average fee rate for separately managed accounts was 0.539% for the fourth quarter of 2021, increasing from 0.534% for the third quarter of 2021 and decreasing from 0.557% for the fourth quarter of 2020. The increase from the third quarter of 2021 primarily reflects a shift in assets to certain strategies that typically carry higher fee rates. The decrease from the fourth quarter of 2020 primarily reflects an increase in assets due to market appreciation as the rates we earn in the majority of our fee schedules decline as the assets increase.

The weighted average fee rate for sub-advised accounts was 0.274% for the fourth quarter of 2021, 0.276% for the third quarter of 2021, and 0.272% for the fourth quarter of 2020. Certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years. During the fourth quarter of 2021, third quarter of 2021, and fourth quarter of 2020, the Company recognized a $0.9 million, $1.0 million, and $1.0 million reduction in base fees, respectively, related to this client relationship. To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.717% for the fourth quarter of 2021, increasing from 0.690% for the third quarter of 2021, and decreasing from 0.893% for the fourth quarter of 2020. The increase from the third quarter of 2021 primarily reflects performance fees recognized in the fourth quarter of 2021. The decrease from the fourth quarter of 2020 primarily reflects an increase in performance fees recognized in the fourth quarter of 2020.

Total operating expenses were $24.5 million for the fourth quarter of 2021, increasing from $23.2 million for the third quarter of 2021 and from $21.6 million for the fourth quarter of 2020. The increase in compensation and benefits expense from the third quarter of 2021 is driven by an increase in compensation and in the market performance of strategies tied to the Company’s deferred compensation obligations during the fourth quarter of 2021. The increase in general and administrative expenses from the third quarter of 2021 primarily reflects an increase in professional fees and travel and entertainment expense. The increase in compensation and benefits expense from the fourth quarter of 2020 reflects an increase in employee headcount and compensation. The increase in general and administrative expenses from the fourth quarter of 2020 primarily reflects an increase in professional fees and travel and entertainment expense.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2021	2021	2020
Compensation and Benefits Expense	$19,981	$18,921	$17,961
General and Administrative Expense	4,483	4,304	3,679
Operating Expenses	$24,464	$23,225	$21,640

		For the Twelve Months Ended
		December 31,	December 31,
		2021	2020
Compensation and Benefits Expense		$77,072	$68,487
General and Administrative Expense		16,403	14,859
Operating Expenses		$93,475	$83,346

As of December 31, 2021, employee headcount was 140, increasing from 133 at September 30 2021, and from 121 at December 31, 2020.

The operating margin was 52.0% for the fourth quarter of 2021, compared to 55.0% for the third quarter of 2021, and 45.7% for the fourth quarter of 2020.

Other income/ (expense) was income of approximately $2.0 million for the fourth quarter of 2021, $0.4 million for the third quarter of 2021, and $6.1 million for the fourth quarter of 2020.

Other income/ (expense) primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan. Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests.

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2021	2021	2020
Net Interest and Dividend Income	$340	$386	$206
Gains/ (Losses) and Other Investment Income	1,023	70	5,867
Other Income/ (Expense)	594	(82)	59
GAAP Other Income/ (Expense)	1,957	374	6,132
Outside Interests of Investment Partnerships[1]	(323)	(250)	(240)
As Adjusted Other Income/ (Expense), Net of Outside Interests	$1,634	$124	$5,892

		For the Twelve Months Ended
		December 31,	December 31,
		2021	2020
Net Interest and Dividend Income		$1,184	$778
Gains/ (Losses) and Other Investment Income		6,562	(298)
Other Income/ (Expense)		670	72
GAAP Other Income/ (Expense)		8,416	552
Outside Interests of Investment Partnerships[1]		(1,016)	(243)
As Adjusted Other Income/ (Expense), Net of Outside Interests		$7,400	$309

1 Represents the non-controlling interest allocation of the (income)/ loss of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expense of $2.8 million for the fourth quarter of 2021, $0.1 million for the third quarter of 2021, and $2.0 million for the fourth quarter of 2020. The third quarter of 2021 income tax expense reflects a $2.5 million expense associated with the reversal of uncertain tax position liabilities and interest related to unincorporated and other business tax expenses due to the expiration of the statute of limitations. The increase from the fourth quarter of 2020 primarily reflects an increase in pre-tax income in the fourth quarter of 2021.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2021	2021	2020
Corporate Income Tax Expense	$1,576	$1,618	$1,300
Unincorporated and Other Business Tax Expense	1,213	(1,550)	707
Income Tax Expense	$2,789	$68	$2,007

		For the Twelve Months Ended
		December 31,	December 31,
		2021	2020
Corporate Income Tax Expense		$6,214	$3,429
Unincorporated and Other Business Tax Expense		1,584	858
Income Tax Expense		$7,798	$4,287

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2021	2021	2020
Operating Company Allocation	$20,524	$23,385	$18,094
Outside Interests of Investment Partnerships[1]	323	250	240
GAAP Net Income Attributable to Non-Controlling Interests	$20,847	$23,635	$18,334

		For the Twelve Months Ended
		December 31,	December 31,
		2021	2020
Operating Company Allocation		$86,782	$42,421
Outside Interests of Investment Partnerships[1]		1,016	243
GAAP Net Income Attributable to Non-Controlling Interests		$87,798	$42,664

1 Represents the non-controlling interest allocation of the income/ (loss) of the Company's consolidated investment partnerships to its external investors.

On January 25, 2022, the Company's Board of Directors approved a year-end dividend of $0.53 per share of its Class A common stock. The following dates apply to the dividend:

Record Date: February 11, 2022

Payment Date: February 25, 2022

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.62 per share of its Class A common stock.

Fourth Quarter 2021 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, February 2, 2022. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-200-6205; Canada and other international callers should dial 929-526-1599. All callers will need to use access code 431940 to join the call.

Replay: The conference call will be available for replay through February 16, 2022, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 10, 2021 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. These risk factors include a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economic or capital markets as well as Pzena’s products, clients, vendors and employees, and Pzena’s results of operations, the full extent of which may be unknown. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Jessica Doran, 212-355-1600 or doran@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	December 31,	December 31,
	2021	2020
	(unaudited)
ASSETS
Cash and Cash Equivalents	$81,133	$65,534
Restricted Cash	1,056	1,050
Due from Broker	55	87
Advisory Fees Receivable	41,127	36,524
Investments	95,506	34,104
Prepaid Expenses and Other Assets	5,836	5,603
Right-of-use Assets	10,014	11,578
Deferred Tax Asset	25,886	29,831
Property and Equipment, Net of Accumulated
Depreciation of $7,086 and $5,980, respectively	3,687	4,376
TOTAL ASSETS	$264,300	$188,687

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$44,167	$36,317
Due to Broker	—	56
Securities Sold Short	237	714
Liability to Selling and Converting Shareholders	24,679	25,701
Lease Liabilities	10,323	11,905
Deferred Compensation Liability	6,840	5,039
TOTAL LIABILITIES	86,246	79,732

Equity:
Total Pzena Investment Management, Inc.'s Equity	42,588	31,106
Non-Controlling Interests	135,466	77,849
TOTAL EQUITY	178,054	108,955
TOTAL LIABILITIES AND EQUITY	$264,300	$188,687

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
REVENUE	$50,964	$39,861	$199,334	$138,619

EXPENSES
Compensation and Benefits Expense	19,981	17,961	77,072	68,487
General and Administrative Expense	4,483	3,679	16,403	14,859
TOTAL OPERATING EXPENSES	24,464	21,640	93,475	83,346
Operating Income	26,500	18,221	105,859	55,273

Other Income/ (Loss)	1,957	6,132	8,416	552

Income Before Taxes	28,457	24,353	114,275	55,825

Income Tax Expense	2,789	2,007	7,798	4,287
Consolidated Net Income	25,668	22,346	106,477	51,538

Less: Net Income Attributable to Non-Controlling Interests	20,847	18,334	87,798	42,664

Net Income Attributable to Pzena Investment Management, Inc.	$4,821	$4,012	$18,679	$8,874

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$4,821	$4,012	$18,679	$8,874
Basic Earnings per Share	$0.28	$0.24	$1.07	$0.52
Basic Weighted Average Shares Outstanding	17,462,695	16,898,940	17,414,694	17,208,174

Net Income for Diluted Earnings per Share	$20,087	$17,646	$83,661	$40,766
Diluted Earnings per Share	$0.24	$0.22	$1.00	$0.52
Diluted Weighted Average Shares Outstanding	83,964,145	79,326,835	84,007,638	79,143,710